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                                                                    EXHIBIT 23.2
                                                                    ------------


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement of Hearst-Argyle Television Inc. on Form S-3 (No. 333-61101) of our report dated July 17, 1998 (November 25, 1998 as to Paragraph 3 of Note 1) relating to the financial statements of Pulitzer Broadcasting Company and Subsidiaries, appearing in the Current Report on Form 8-K/A of Hearst-Argyle Television Inc. dated December 16, 1998, and to the reference to us under "Experts" in this Registration Statement.


DELOITTE & TOUCHE LLP


St. Louis, Missouri
December 16, 1998